Exhibit 99.1

Contacts:	John Chenault	Matthew Grech
	Vice President and Chief Financial Officer	Vice President, Investment and Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS SYSTEMS REPORTS RESULTS FOR THE SECOND QUARTER 2005

SAN JOSE, Calif., July 19, 2005—Novellus Systems, Inc. (Nasdaq NM: NVLS) today reported net sales and results of operations for its second quarter ended July 2, 2005. Net sales for the quarter were $329.6 million, down 3.0 percent from $339.7 million in the first quarter of 2005 and down 2.6 percent from the second quarter 2004 net sales of $338.2 million. Net income for the second quarter of 2005 was $33.2 million or $0.24 per diluted share, up $2.8 million or 9.1 percent from the first quarter 2005 net income of $30.5 million or $0.22 per diluted share and down $4.6 million or 12.1 percent from the second quarter 2004 net income of $37.8 million or $0.25 per diluted share.

The second quarter 2004 results included a $6.1 million charge for in-process research and development associated with the acquisition of Angstron Systems, Inc. Without this charge, the second quarter 2004 net income would have been $43.9 million, or $0.29 per diluted share. The first quarter 2005 results did not include any unusual charges or benefits.

Shipments of $347.6 million in the second quarter of 2005 represent a decrease of $13.1 million or 3.6 percent from $360.7 million reported in the first quarter of 2005. Deferred revenue at the end of the second quarter of 2005 was $181.1 million, an increase of $19.5 million or 12.1 percent from $161.6 million at the end of the first quarter of 2005.

The financial measures set forth above which present net income excluding an unusual charge and revenue on a shipment basis, are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide further insight into the results of ongoing operations and enhance the comparison of those results to results in other periods, because they assist shareholder understanding of the effect of an unusual charge or benefit on the quarter’s results and allow comparison to the more traditional shipment method of revenue recognition.

Cash, cash equivalents, restricted cash and short-term investments as of July 2, 2005 were $844.9 million, an increase of $1.0 million or 0.1 percent from the first quarter 2005 ending balance of $843.9 million. During the second quarter of 2005, approximately $69.7 million was used to repurchase shares of Novellus common stock.

“We are pleased with our further gains in PVD and continue to be positive with respect to our market penetration. In addition, we’ve made meaningful progress on our operational efficiency initiatives as shown in our improved gross margin relative to the first quarter,” said Richard Hill, chairman and chief executive officer. He continued, “We believe we are well positioned with a broad product portfolio in a market that is increasingly seeking greater productivity, an area of historical strength for Novellus.”

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

The statements regarding (i) continuing market penetration, (ii) our belief that we are well-positioned with a broad product portfolio, (iii) our belief that the market is seeking greater productivity, and (iv) our belief in our ability to increase customer productivity, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. The forward-looking statements involve risks and uncertainties, including, but not limited to, difficulties in implementing our market penetration strategy, inaccurate assessment of the product needs of semiconductor manufacturers, inaccurate assessment of market product priorities, technical or operational difficulties with our products that negatively impact customer productivity, and other risks indicated in our filings with the Securities and Exchange Commission (SEC). Actual results could differ materially. We assume no obligation to update this information. For more details, please refer to our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2004, our Quarterly Report on Form 10-Q for the quarter ended April 2, 2005, and our Current Reports on Form 8-K filed or furnished April 7, 2005, April 18, 2005, April 29, 2005, and May 5, 2005.

About Novellus:

Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition, surface preparation and chemical mechanical planarization equipment for today’s advanced integrated circuits. Our products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States, as well as in the United Kingdom, France, Germany, the Netherlands, Ireland, Israel, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, we are a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS) and a component of the Nasdaq-100 Index®. Additional information about Novellus is available on our home page at www.novellus.com.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)	Three Months Ended			Six Months Ended
(Unaudited)	July 2	April 2	June 26	July 2	June 26
	2005	2005	2004	2005	2004

Net sales	$329,585	$339,740	$338,219	$669,325	$601,081
Cost of sales	172,023	185,871	168,539	357,894	306,796

Gross profit	157,562	153,869	169,680	311,431	294,285
%	47.8%	45.3%	50.2%	46.5%	49.0%

Operating expenses:
Selling, general and administrative	50,325	51,760	47,225	102,085	89,628
Research and development	63,512	62,048	63,471	125,560	122,428
Acquired in-process research and development	—	—	6,124	—	6,124
Legal settlement	—	—	—	—	2,500
Restructuring and other benefits	(74)	—	—	(74)	—

Total operating expenses	113,763	113,808	116,820	227,571	220,680
%	34.5%	33.5%	34.5%	34.0%	36.7%

Income from operations	43,799	40,061	52,860	83,860	73,605
%	13.3%	11.8%	15.6%	12.5%	12.2%

Other income, net	3,674	3,469	2,896	7,143	5,645

Income before income taxes	47,473	43,530	55,756	91,003	79,250
Provision for income taxes	14,242	13,059	17,945	27,301	24,758

Net income	$33,231	$30,471	$37,811	$63,702	$54,492

Net income per share:
Basic net income per share	$0.24	$0.22	$0.25	$0.46	$0.36

Diluted net income per share	$0.24	$0.22	$0.25	$0.45	$0.35

Shares used in basic per share calculation	138,068	139,890	149,112	138,979	151,012

Shares used in diluted per share calculation	138,944	141,099	151,386	140,022	153,743

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(EXCLUDING CERTAIN UNUSUAL CHARGES) (1)

(In thousands, except per share amounts)	Three Months Ended			Six Months Ended
(Unaudited)	July 2	April 2	June 26	July 2	June 26
	2005	2005	2004	2005	2004

Net sales	$329,585	$339,740	$338,219	$669,325	$601,081
Cost of sales	172,023	185,871	168,539	357,894	306,796

Gross profit	157,562	153,869	169,680	311,431	294,285
%	47.8%	45.3%	50.2%	46.5%	49.0%

Operating expenses:
Selling, general and administrative	50,325	51,760	47,225	102,085	89,628
Research and development	63,512	62,048	63,471	125,560	122,428

Total operating expenses	113,837	113,808	110,696	227,645	212,056
%	34.5%	33.5%	32.7%	34.0%	35.3%

Income from operations	43,725	40,061	58,984	83,786	82,229
%	13.3%	11.8%	17.4%	12.5%	13.7%

Other income, net	3,674	3,469	2,896	7,143	5,645

Income before income taxes	47,399	43,530	61,880	90,929	87,874
Provision for income taxes	14,220	13,059	17,945	27,279	25,483

Net income	$33,179	$30,471	$43,935	$63,650	$62,391

Net income per share:
Basic net income per share	$0.24	$0.22	$0.29	$0.46	$0.41

Diluted net income per share	$0.24	$0.22	$0.29	$0.45	$0.41

Shares used in basic per share calculation	138,068	139,890	149,112	138,979	151,012

Shares used in diluted per share calculation	138,944	141,099	151,386	140,022	153,743

A reconciliation of our net income excluding certain unusual charges and benefits to our net income under U.S. generally accepted accounting principles is presented below:

Net income excluding unusual (charges) and benefits	$33,179	$30,471	$43,935	$63,650	$62,391

Unusual (charges) and benefits:
Acquired in-process research and development	—	—	(6,124)	—	(6,124)
Legal settlement	—	—	—	—	(2,500)
Restructuring and other benefit	74	—	—	74	—

Total charges and benefits	74	—	(6,124)	74	(8,624)
Adjustments on provision for income taxes	(22)	—	—	(22)	725

Net income	$33,231	$30,471	$37,811	$63,702	$54,492

(1)	The condensed consolidated statements of operations (excluding certain unusual charges) are intended to present our operating results, excluding certain unusual charges, benefits and related adjustments on provisions for income taxes. These condensed consolidated statements of operations are not in accordance with or an alternative for U.S. generally accepted accounting principles and may be different from similar measures by other companies.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	July 2	December 31
	2005	2004
	(Unaudited)	*

ASSETS
Current assets:
Cash and short-term investments	$685,133	$587,762
Accounts receivable, net	321,234	395,522
Inventories	236,220	261,046
Deferred taxes and other current assets	144,058	124,994

Total current assets	1,386,645	1,369,324

Property and equipment, net	457,519	476,492
Restricted cash	159,783	176,708
Goodwill	265,084	278,972
Intangible and other assets	112,634	100,336

Total assets	$2,381,665	$2,401,832

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$216,831	$235,020
Deferred profit	74,145	71,216
Income taxes payable	19,830	14,691
Current obligations under lines of credit	11,996	3,103

Total current liabilities	322,802	324,030

Long-term debt	132,995	161,103
Other liabilities	50,732	54,865

Total liabilities	506,529	539,998

Shareholders’ equity:
Common stock	1,445,247	1,456,670
Retained earnings and accumulated other comprehensive income	429,889	405,164

Total shareholders’ equity	1,875,136	1,861,834

Total liabilities and shareholders’ equity	$2,381,665	$2,401,832

*	The December 31, 2004 condensed consolidated balance sheet was derived from our audited consolidated financial statements.